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                                                                    Exhibit n(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2/A of PARADIGM Multi Strategy Fund I, LLC and to the use of our report dated February 28, 2007, incorporated in this Registration Statement by reference, included in the December 31, 2006 Annual Report to the Shareholders. We also consent to the references of our firm under the caption "Independent Registered Public Accounting Firm and Legal Counsel" and "Disclosure of Portfolio Holdings" in the Statement of Additional Information.

/s/ BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 27, 2007